Exhibit 10.21

HOLMES TRUSTEES LIMITED

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2004

Registered No. 3982431

Report of the directors

The Directors submit their report together with the accounts for the year to 31 December 2004.

1.  Principal activity of the year

The principal activity of the Company is to hold the legal interest in certain property on trust absolutely for the beneficial owners of that property.

The trust property comprises a portfolio of mortgage loans secured on residential property in England, Scotland and Wales, interest and principal paid by borrowers on those loans, and all other amounts received under the loans.

The beneficial owners of the trust property are Abbey National plc, the originators of the trust property, and Holmes Funding Limited, a group company. The Company has no beneficial interest in the trust property.

All income from the trust property is distributed to the beneficial owners in proportion to their share of the trust property owned.

As at 31 December 2004, the book value of residential mortgage loans that Abbey National Plc had assigned legal title to the Company was £29.1 billion (2003: £23.2 billion).

On 1 April 2004 Holmes Funding Limited purchased a further share in the beneficial interest in the trust property from Abbey National plc of £4.0 billion (2003: £2.4 billion). The purchase was financed by the issue of UK sterling, US Dollar and Euro denominated loan notes to the value of £4.0 billion by another group company, Holmes Financing (No 8) plc.

No future changes in activity are envisaged.

2.  Results and dividends

All income and expenditure relating to the assets held on trust by the Company is distributed to the beneficial owners of the trust property, therefore the Company has no profit and loss in either the current or prior year.

The Directors do not recommend the payment of a dividend (2003: £nil).

3. Directors and their interests

The Directors who served throughout the year, except as noted below were:

M McDermott
D M Green
SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M McDermott jointly held the other share.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, and its subsidiaries at any time during the year.

4. Directors' responsibility in respect of the preparation of accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year, and of the profit or loss for that year.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the year ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

5. Going concern

The Directors confirm that they are satisfied that Holmes Trustees Limited has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

6. Auditors

The Company has elected to dispense with the obligation to appoint auditors annually and, accordingly, Deloitte & Touche LLP will be the auditors of the Company for the forthcoming financial year under the provisions of section 386(2) of the Companies Act 1985.

By order of the Board

/s/ Karen Carson
For and behalf of
Abbey National Secretariat Services Limited,
Secretary
17 June 2005.

Registered Office:
Abbey National House
2 Triton Square,
Regent’s Place,
London,
NW1 3AN.

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES TRUSTEES LIMITED

We have audited the financial statements of Holmes Trustees Limited for the year ended 31 December 2004, which comprise the balance sheet and the related notes 1 to 8. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of Directors and auditors

As described in the statement of Directors' responsibilities, the Company’s Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors’ remuneration and transactions with the Company is not disclosed.

We read the Directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion, the financial statements give a true and fair view of the state of the Company’s affairs as at 31 December 2004 and of its result for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London, England
17 June 2005.

Balance Sheet
As at 31 December 2004

	Note	2004	2003
		£	£

CURRENT ASSETS

Cash at bank and in hand	3	2	2

NET CURRENT ASSETS AND TOTAL ASSETS
LESS CURRENT LIABILITIES		2	2

CAPITAL AND RESERVES

Called-up share capital	4	2	2

EQUITY SHAREHOLDERS' FUNDS	5	2	2

The Company acts solely as a trustee in respect of all assets registered in its name. It, therefore, has no beneficial interest in these assets and accordingly they are not shown in this balance sheet. The assets are passed to, and reported by, the ultimate beneficiaries.

The Company had no significant financial transactions during the current or previous financial year, and accordingly neither a profit and loss account nor a statement of total recognised gains and losses has been prepared.

The financial statements on page 4 to 6 were approved by the Board of Directors on 2005.

Signed on behalf of the Board of Directors

Director.

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2004

1. Accounting policies

Basis of Accounting
The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

(1)	Assets to which the Company has legal title but in which it has no beneficial interest, and the income and expenses on these assets, are not recorded in the financial statements.
These assets, and the related income and expenses, are recorded in the financial statements of the companies, which hold the beneficial interest in the trust property.

(2)	The Company is a wholly owned subsidiary of Holmes Holdings Limited, a company which is registered in England and Wales. Accordingly, the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), “Cash flow statements”.

2. Employee numbers, directors emoluments and auditors remuneration

The Company has no employees (2003 – nil).

No emoluments were paid to the Directors by the Company during the year (2003 - £nil).

All administrative expenses in the current and prior year (including auditors remuneration) were paid for, and borne, by Holmes Funding Limited and Abbey National Plc. Because of this, no expenses are shown in the Company.

3. Cash at bank and in hand

The Company acts solely as a trustee in respect of all assets registered in its name. It, therefore, has no beneficial interest in these assets and accordingly they are not shown in the balance sheet. The assets are passed to, and reported by, the ultimate beneficiaries.

Included in these are deposits at banks, which pay interest based on three-month LIBOR. The amounts held on deposit are held for the beneficial owners of the trust property.

Interest earned on the deposits is distributed to the beneficial owners of the trust property.

At 31 December 2004 the amount held was £917,870,000 (2003 - £713,031,000).

During the year £25,549,000 of interest was earned (2003 - £16,771,000).

4. Share capital

	2004	2003
	£	£

Authorised:
100 Ordinary shares of £1 each	100	100

Allotted, called up and fully paid:
2 Ordinary shares of £1 each	2	2

5.  Reconciliation of movements in shareholders' funds

	2004	2003
	£	£

Opening shareholders' funds	2	2

Closing shareholders' funds	2	2

All income and expenditure relating to the assets of the Company is distributed to the beneficial owners of the trust property, therefore the Company has made no profit or loss.

6. Capital commitments and contingent liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2004 and 2003.

7. Related party transactions

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, “Related party disclosures”, not to disclose transactions with entities that are part of the Holmes Group.

8. Parent and controlling party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated. SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain and registered in England and Wales. During the year Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the Company and the beneficiaries to a service provider.